COLOMBIA GOLDFIELDS LTD.

Pro Forma Combined
Financial Statements

COLOMBIA GOLDFIELDS LTD.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2006

	Colombia Goldfields Ltd.	The Caramanta Project	Pro Forma Adjustments		Pro Forma Combined Colombia Goldfields Ltd.
U.S. Dollars	(unaudited)	(unaudited)	(unaudited)	Notes	(unaudited)

REVENUES	$-	$-	$-		$-

OPERATING EXPENSES

Mineral property rights
exploration expenses	2,187,686	135,175	(125,555)	2b)	2,197,306
General and administrative	2,776,293	27,390	-		2,803,683
Amortization	19,694	5,370	10,748	2a)	35,812

Total operating expenses	4,983,673	167,935	(114,807)		5,036,801

Other income	(103,187)	-	-		(103,187)
Loss from continuing operations	(4,880,486)	(167,935)	114,807		(4,933,614)

Income (loss) from discontinued
operations	-	-	-		-

NET LOSS	$(4,880,486)	$(167,935)	$114,807		$(4,933,614)

LOSS PER SHARE - BASIC & DILUTED

Loss from continuing operations	$(0.12)				$(0.12)
Loss from discontinued operations	-				-
NET LOSS PER SHARE - BASIC & DILUTED	$(0.12)				$(0.12)

See accompanying Notes to Combined Financial Statements

COLOMBIA GOLDFIELDS LTD.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2005

	Colombia Goldfields Ltd.	The Caramanta Project	Pro Forma Adjustments		Pro Forma Combined Colombia Goldfields Ltd.
U.S. Dollars	(unaudited)	(unaudited)	(unaudited)	Notes	(unaudited)

REVENUES	$-	$-	$-		$-

OPERATING EXPENSES

Mineral property exploration expenses	1,179,298	53,626	-	2b)	1,232,924
General and administrative	309,100	11,070	-		320,170
Amortization	3,835	-	21,490	2a)	25,325

Total operating expenses	1,492,233	64,696	21,490		1,578,419

Other income	-	-	-		-

Loss from continuing operations	(1,492,233)	(64,696)	(21,490)		(1,578,419)

Income (loss) from discontinued operations	763	-	-		763

NET LOSS	$(1,491,470)	$(64,696)	$(21,490)		$(1,577,656)

LOSS PER SHARE-BASIC & DILUTED
Loss from continuing operations	$(0.06)				$(0.06)
Loss from discontinuing operations	-				-
NET LOSS PER SHARE-BASIC & DILUTED	$(0.06)				$(0.06)

See accompanying Notes to Pro Forma Combined Financial Statements

COLOMBIA GOLFIELDS NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On September 25, 2006 Colombia Goldfields Ltd. (“CGL”) acquired 94.99% of the outstanding shares of Gavilan Minerales, S.A., (“Gavilan”) in order to acquire full legal title to certain Colombian mineral concessions (the “Caramanta Project”) previously held by Gavilan. Gavilan was incorporated on February 21, 2006 by the owners of the Caramanta Project, CIA Servicios Logisticos de Colombia Ltda. (“Servicios”), a Colombia Company, for the sole purpose of transferring ownership of the Caramanta Project to potential third party investors. Prior to September 25, 2006, CGL held assignment rights to the Caramanta Project as well as an option to purchase certain mining, mineral, and exploration rights related to the Caramanta Project. As a result of the September 25, 2006 acquisition by CGL, the assignment rights were superseded in favour of CGL acquiring full title to the Caramanta Project concessions.

The accompanying unaudited pro forma combined statements of operations (the “Unaudited Pro Forma Combined Financial Statements”) have been prepared by management based on the audited financial statements of CGL and the audited “carve-out” financial statements of the Caramanta Project for the period ended December 31, 2005 and the unaudited financial statements of CGL and the unaudited “carve-out” financial statements of the Caramanta Project for the nine month period ended September 30, 2006.

Accounting policies used in the preparation of the unaudited Pro Forma Combined Financial Statement are in accordance with those disclosed in the audited financial statements of CGL as at and for the year ended December 31, 2005. The pro forma combined statement of operations are not necessarily indicative either of the results that would have occurred if the events reflected herein had taken place on the dates indicated or the results which may be obtained in the future. In preparing the pro forma combined statements of operations, no adjustments have been made to reflect operating synergies and administrative cost savings that could result from the operations of the combined assets.

It is the recommendation of management that the unaudited pro forma combined statements of operations should be read in conjunction with the CGL audited financial statements as at and for the year ended December 31, 2005, the unaudited financial statements of audited CGL for the nine months ended September 30, 2006, the audited financial statements of the Caramanta Project for the period ended December 31, 2005 and the unaudited financial statements of the Caramanta Project for the nine months ended September 30, 2006.

In the opinion of management, these unaudited pro forma combined financial statements include all adjustments necessary for fair presentation in accordance with U.S. generally accepted accounting principles.

The unaudited, pro forma combined financial statements give effect to the assumptions and adjustments described in Note 2 as if they had occurred on January 1, 2005.

Note 2 - PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma combined statements of operations for the year ended December 31, 2005 and nine months ended September 30, 2006 have been prepared as if both i) the transfer of ownership of the Caramanta Project from Servicios to Gavilan; and ii) the acquisition of Gavilan by CGL had been completed on January 1, 2005; (the “Caramanta Project Acquisition”).

COLOMBIA GOLFIELDS NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Consideration paid for the Caramanta Project Acquisition included $300,000 cash and the issuance of 1,150,000 restricted common shares at a fair value of $1.41 per share. In addition, a $50,000 finder’s fee was paid to Investcol Limited (“Investcol”), a company related to CGL. The total acquisition cost of $1,971,500 was allocated to the net assets acquired as follows:

Mineral and exploration properties and rights	$1,780,841
Property, plant and equipment	190,659
$1,971,500

a)
Depreciation on acquired property, plant, and equipment related to the Caramanta Project has been adjusted to reflect depreciation expense as if the Caramanta Project Acquisition had been completed on January 1, 2005. Pro Forma depreciation expense of $10,748 was recorded for the nine months ended September 30, 2006 and $21,490 was recorded for the year ended December 31, 2005.

b)
Included in the accounts of both CGL and the Caramanta Project is $125,555 in mineral property exploration expenses related to funds advanced by CGL to Investcol that were subsequently advanced to the Caramanta Project in fiscal 2006 to fund certain Caramanta Project property registration expenses. Fiscal 2006 mineral property exploration expenses has been reduced by $125,555 to account for these expenditures as if they had been incurred by the single combined entity during 2006.